Exhibit 99.2
STONE ENERGY CORPORATION
Announces Receipt of Unsolicited Proposal from Energy Partners, Ltd.
LAFAYETTE, L.A. May 26, 2006
     Stone Energy Corporation (NYSE:SGY) confirmed today that it received an unsolicited proposal from Energy Partners, Ltd. and said that its Board of Directors, in accordance with its duties, would consider such proposal. Stone also said that the definitive merger agreement between Stone and Plains Exploration and Production Company (NYSE:PXP) remains in effect.
Additional Information and Where to Find It
     As previously announced, on April 23, 2006, Stone entered into a definitive merger agreement providing for a merger of Stone with PXP in a stock-for-stock transaction. Under the terms of the agreement, Stone stockholders will receive 1.25 shares of PXP common stock for each Stone share they own. In connection with the PXP transaction, Stone and PXP have filed, and will file, materials relating to the transaction with the Securities and Exchange Commission (SEC), including one or more registration statement(s) that contain a prospectus and a joint proxy statement. Investors and security holders of Stone and PXP are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Stone and PXP and the transaction. Investors and security holders may obtain these documents free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Stone may be obtained free of charge from Stone’s website at www.stoneenergy.com. The documents filed with the SEC by PXP may be obtained free of charge from PXP’s website at www.plainsxp.com. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.
     Stone, PXP and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Stone and PXP in connection with the PXP merger. Information about the executive officers and directors of Stone and their direct or indirect interests, by security holdings or otherwise, in the merger will be set forth in the proxy statement/prospectus relating to the merger when it becomes available. Information about the executive officers and directors of PXP and their direct or indirect interests, by security holdings or otherwise, in the merger will be set forth in the proxy statement/prospectus relating to the merger when it becomes available.

About Stone Energy Corporation
     Stone is an independent oil and gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition and subsequent exploration, development, operation and production of oil and gas properties located in the conventional shelf of the Gulf of Mexico (GOM), deep shelf of the GOM, deep water of the GOM, Rocky Mountain basins and the Williston Basin. For additional information, please contact Kenneth H. Beer, Senior Vice President and Chief Financial Officer, at 337-521-2210-phone, 337-237-0426-fax or via e-mail at CFO@StoneEnergy.com.
Forward-Looking Statements
     Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Stone plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks and other risk factors as described in Stone’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements.